Exhibit 10.1

QUINNIPIAC BANK & TRUST COMPANY

2010 STOCK PLAN

1.           Purpose

The 2010 Stock Plan (the "Plan") is designed to enable selected employees, Non-Employee Directors, and/or officers of Quinnipiac Bank & Trust Company (the “Bank”) to acquire or increase a proprietary interest in the Bank, and thus to share in the future success of the Bank's business.  The Plan is intended as a further means of attracting and retaining individuals who are in a position to make important and direct contributions to the success of the Bank, and to promote a closer identity of interests between such persons and the Bank's shareholders.  Any Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Internal Revenue Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.  Each recipient of an Option hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.

2.           Definitions

Whenever used herein, the following terms shall have the meanings set forth below:

“Bank” means Quinnipiac Bank & Trust Company.

“Board” means the Board of Directors of the Bank.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” means the Board’s Human Resources Committee or any similar committee designated by the Board to serve the functions of the Committee under the Plan.  The Committee’s responsibilities may be performed by the Board as a whole; provided, however, that no person shall participate in any Board action unless he or she is a “Non Employee Director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

“Common Stock” means the Bank’s Common Stock, par value $0.01 per share (“Share”).

“Disability,” as applied to a Grantee, shall have the meaning set forth in Section 22(e)(3) of the Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any particular date means the fair market value of a Share of Common Stock as determined by the Committee in its discretion based upon available information at the time of determination.  As the Common Stock is not expected to be listed on any exchange initially, the Fair Market Value may be determined by reference to sources of information such as recent Common Stock trading activity, market makers or brokers trading the Common Stock, indicia of value prescribed by financial analysts and/or industry custom or practice, or such other means or factors as the Committee may determine to be appropriate.  In the event the Common Stock is listed, then Fair Market Value shall be determined as the last sales price of a Share of Common Stock on the exchange on which the Common Stock is then traded as reported for that date or, if no sales price is reported on that date, the mean between the bid and asked quotations for the Common Stock on that date as reported on that date; provided, however, that (i) if no such sales or quotations are reported by such date, or (ii) if in the opinion of the Committee sales of Common Stock on such date were insufficient to constitute a representative market, the Fair Market Value of a Share of Common Stock on such date shall be the last sales price or, if not available, the mean between the bid and asked quotations as reported for the first preceding date to which clause (ii) does not apply; or (iii) if, (i) and (ii) are unavailable, then the average of the mean between the bid and asked quotations as reported by the Bank’s market maker(s) for the five business days preceding the date of determination; or (iv) if in the opinion of the Committee, such prices or quotes are unavailable or unreliable, based upon insufficient sales volume or any other reason, fair market value shall be determined by the Board in its discretion based upon available information.

"Grant" means individually or collectively, an award granted under the Plan of Incentive Stock Options or Nonstatutory Stock Options (Incentive Stock Options and Nonstatutory Stock Options are collectively referred to as "Options"), Restricted Stock, Restricted Stock Units (hereinafter collectively referred to from time to time as "Grants").

"Grant Agreement" means a written agreement in a form approved by the Committee to be entered into by the Bank and the Grantee of a Grant, as provided in Section 8.

“Grantee” means an eligible person to whom a Grant is made, in accordance with Section 6 of the Plan.

“Grant Date,” as used with respect to a particular Grant, means the date on which such Grant is granted by the Committee pursuant to the Plan as set forth in Sections 5, 14 and 15 of the Plan.

“Incentive Stock Option” means an Option described in Code Section 422(b).

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Non-Employee Director” means a member of the Board who is not an employee of the Bank.

“Offering” means the offering of Common Stock to investors in connection with the organization and formation of the Bank.

“Option” means an option granted pursuant to the Plan to purchase the number of Shares specified by this Plan.

 “Option Price” means the purchase price of each share of Common Stock subject to an Option set by the Committee in accordance with Section 9 hereof.  In no event shall the Option Price be less than the Fair Market Value on the Grant Date.

“Plan” means the Bank’s 2010 Stock Plan, as amended from time to time.

"Restricted Stock" is a Grant described in Section 14 of the Plan.

           "Restricted Stock Units" is a Grant described in Section 15 of the Plan.

“Retirement,” as applied to an employee, shall mean when the employee’s employment with the Bank terminates upon reaching the normal age of retirement as established by the Bank’s policies from time to time.  “Retirement” as applied to a Non-Employee Director, shall mean when the Non-Employee Director’s term on the Board terminates due to age in accordance with the Bank’s Bylaws or retirement policy, as applicable.

“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

“Term” means the period during which a particular Option may be exercised as set forth in the Grant Agreement.

3.           Effective Date and Duration of Plan

The Plan shall become effective on the day of its adoption by the Board (the “Effective Date”), subject to approval of the Plan within one year of such Effective Date by the Bank's shareholders, at a duly held meeting of the Bank’s shareholders; provided, however, that upon approval of the Plan by the shareholders of the Bank as set forth above, any Options or Grants awarded under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Bank had approved the Plan on the Effective Date.  If the shareholders fail to approve the Plan within one year of the Effective Date, any Options or Grants awarded hereunder shall be null and void and of no effect.

Unless previously terminated by the Board or except as otherwise provided for herein, the Plan shall terminate, as to any Shares as to which Options, Restricted Stock or Restricted Stock Units have not theretofore been granted, on the tenth anniversary of the Effective Date.

4.           Administration of the Plan

(a)
The Plan shall be administered by the Committee.  No member of the Committee shall be employed by the Bank or any of its subsidiaries and each shall qualify in all respects as a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.  The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan.  Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan or any Grants under the Plan and of its rules and regulations, shall, to the extent permitted by law, be within its absolute discretion (except as otherwise specifically provided, however, herein) and shall be conclusive and binding upon all Grantees and any person claiming under or through any Grantee.

(b)
The Committee shall have plenary authority, subject to the provisions of the Plan, to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and/or Restricted Stock Units and to determine to whom Options or Grants shall be awarded and the number of Shares subject thereto, the Term of each Option, and the terms of such awards, the duration of any applicable exercise or restriction period and the waiver or acceleration thereof, including to accelerate the exercisability or vesting of all or any portion of any Option or Grant or to extend the period during which an Option or Grant is exercisable; provided, however, that no Incentive Stock Option shall be granted which is exercisable after the expiration of ten (10) years from the date it is granted.  In any event, all Options or Grants must be granted consistent with any Connecticut Banking Department or Federal Deposit Insurance Corporation law, regulation or policy, as applicable.

(c)
Any member of the Board who is an employee of the Bank shall be without vote on (i) any proposed amendment to the Plan, or (ii) any other matter which might affect such member’s individual interest under the Plan; nor shall such member’s presence be counted in determining whether a quorum is present at any meeting at which a vote involving the Plan or individual rights thereunder is taken.

5.           Grant of Options or Grants:  Number and Source of Shares Subject to the Plan

(a)
Subject to adjustment in accordance with Section 19, the Committee may from time to time grant Options or Grants under the Plan in accordance with this Sections 5, 14 or 15; provided, however, that the aggregate number of Shares of Common Stock to be delivered pursuant to Option exercises or Grants made under the Plan shall not exceed an amount equal to 10% of the Shares of Common Stock actually sold in the Offering (a total of 1,115,541 shares were sold, so 111,554 shares are subject to Options or Grants under the Plan).

Any Shares to be delivered by the Bank upon the exercise of Options or Grants shall, at the discretion of the Board, be provided, from Common Stock held in the Bank’s treasury that is not reserved for some other purpose or from authorized and unissued Common Stock that is not reserved for some other purpose.  The Option Price of an Option shall be determined in accordance with Section 9 hereof by resolution of the Committee and shall be documented in the Grantee’s Grant Agreement.

(b)	The date of grant of an Option or Grant shall be the date on which the Committee’s action is final or such later date as specified by the Committee.

(c)
In the event that any Option or Grant expires, lapses or otherwise terminates prior to being fully exercised, any Share of Common Stock allocable to the unexercised portion of such Option or Grant may again be made subject to an Option or Grant.

6.           Persons Eligible to Receive Options or Grants

Options or Grants may be awarded under the Plan to Non-Employee Directors, officers, employees of the Bank and any others performing services for the Bank as designated from time to time by the Committee.

7.           Limitation on Awards

The aggregate Fair Market Value (determined at the date an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan maintained by the Bank or its subsidiaries) shall not exceed $100,000; Options granted exceeding the $100,000 level, if any, shall be Nonstatutory Options.

8.           Grant Agreement

(a)
The prospective Grantee of an Option or Grant shall execute a Grant Agreement with the Bank containing such terms and conditions, not inconsistent with the Plan, as may be approved by the Committee.  The terms and conditions of Grant Agreements may vary from Grantee to Grantee.

(b)	The Committee may amend a Grant Agreement from time to time.

(c)
Appropriate officers of the Bank are hereby authorized to execute (by facsimile or manually affixed signature) and deliver Grant Agreements, and amendments thereto in the name of the Bank as directed from time to time by the Committee.

9.           Option Price

The Option Price shall not be less than the Fair Market Value of the Shares on the date of Grant.  Notwithstanding the foregoing, in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a Share of Common Stock on the Grant Date of such Option.  Payment of the Option Price shall be made in cash or in such other form as the Committee may approve, including Shares of Common Stock of the Bank valued at the Fair Market Value on the date of exercise of the Option, or a combination of cash and/or such other form of property, or, if authorized by the Committee, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Bank sale or loan proceeds sufficient to pay the Option Price.

10.           Terms and Exercise of Options; Limitations on Exercise and
Transferability of Options

(a)
Each Option granted under the Plan shall be exercisable only during a Term commencing on the Grant Date, unless otherwise specified in the Grant Agreement, and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee but in no event later than the tenth anniversary of its Grant Date; provided, all Options awarded to Non-Employee Directors shall have a ten (10) year Term; and provided that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

(b)
The Committee shall have authority to grant Options exercisable in full at any time during their Term, or exercisable in cumulative or non-cumulative installments.  Initial options, however, shall be granted with vesting periods of approximately equal percentages over a time period of not less than three years.

(c)	Options shall be exercised in whole or in part in accordance with the terms set forth in the Grantee’s Grant Agreement.

(d)
Subject to the provisions of subsection (e) hereof, upon compliance by the Grantee with such terms of exercise, the Bank shall promptly deliver to the Grantee a certificate or certificates for the Shares purchased, without charge to the Grantee for any issue or transfer tax.

(e)
The Committee may postpone any exercise of an Option for such time as the Committee in its discretion may deem necessary, in order to permit the Bank with reasonable diligence to determine that the Shares are qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto; and the Bank shall not be obligated by virtue of any Grant Agreement or any provision of the Plan to recognize the exercise of an Option to sell or issue shares in violation of any applicable law.  Any such postponement shall not extend the Term of an Option; and neither the Bank nor its directors or officers shall have any obligation or liability to the Grantee of an Option, or to the Grantee’s Successor, with respect to any Shares as to which the Option shall lapse because of such postponement.

(f)
All Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and may be exercised during the lifetime of the Grantee only by the Grantee, except that the Committee may permit:

(i)	exercise, during the Grantee’s lifetime, by the Grantee’s guardian or legal representative; and

(ii)
transfer, upon the Grantee’s death, to beneficiaries designated by Grantee in a manner authorized by the Committee; provided, however, that the Committee determines that such exercise and such transfer are, with respect to an Incentive Stock Option, consonant with the requirements of Section 422(b)(5) of the Code.

(g)
Upon the exercise of a Nonstatutory Stock Option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee’s name and the name of another person as joint tenants with right of survivorship.

(h)
The Committee may provide, in the Grant Agreement, for the lapse or acceleration of the Option, prior to the expiration of its term, upon the occurrence of any event specified by the Committee, provided however, such lapse or acceleration is consistent with Connecticut Banking Department or Federal Deposit Insurance Corporation law, regulation or policy, as applicable.

(i)
A person electing to exercise or exchange an Option shall give written notice, in such form as the Committee may require, of such election to the Bank and shall tender to the Bank the full Option Price of the Shares of Common Stock for which the election is made.

11.           Sequential Exercise of Options

With the exception of an Option that is, by its terms, exercisable in installments, an Incentive Stock Option or a Nonstatutory Stock Option shall be exercisable in any order or sequence, irrespective of whether there is outstanding any other Incentive Stock Option or Nonstatutory Stock Option previously granted to the Grantee.

12.           Exercise of Options by Employee/Officer Grantee on Cessation of Employment

Except as otherwise specifically provided for herein, employment for the purposes of this section shall mean continuous employment with the Bank or any of its subsidiaries, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded.  The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement for exercises of Options following cessation of employment.

(a)
Except as provided, in Section 12(b), (c) and (e) below, in the event Grantee ceases to be an employee of the Bank through involuntary termination without cause by the Bank or any voluntary termination, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three months following such termination, or (ii) the expiration date set forth in such Option.

(b)
If such termination is due to Retirement, all Options held by such Grantee shall lapse on the date that is the earlier of (i) three months after such termination, in the case of the exercise of an Incentive Stock Option, and, such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Option, in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

(c)
If such termination is due to Disability, all Options held by such Grantee shall lapse on the date that is the earlier of (i) one year after such termination, in the case of the exercise of an Incentive Stock Option, and, such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Option, in the case of the exercise of a Nonstatutory Stock Option, or (ii) the expiration date set forth in such Option.

(d)
An Incentive Stock Option not exercised within three months (twelve months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Nonstatutory Stock Option)  after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under Section 422 of the Code.

(e)
If a Grantee should die while employed by the Bank or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee’s last will and testament or, in the absence of such designation, by the Grantee’s estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee’s death, but not later than the anniversary of the Grantee’s death, in the case of the exercise of an Incentive Stock Option, and, such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Option, in the case of the exercise of a Nonstatutory Stock Option.

(f)	No exercises may occur after expiration of the Term of the Option.

(g)
In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, all Options held by such Grantee shall lapse immediately upon such termination.  “Cause” shall be determined by the Board or with reference to the employee’s employment agreement, if any.

13.           Exercise of Options by Grantee on Cessation of Serving as a Director

(a)	In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, all Options held by such Grantee shall lapse on removal as a Non-Employee Director.

(b)
In the event Grantee ceases to be a Non-Employee Director of the Bank due to       Retirement, death or Disability, all Options held by such Grantee shall lapse on that date which is one year after the date of Retirement, death or Disability.

14.           Restricted Stock Grants

(a)	Subject to the limits under Section 5, the Committee may award shares of Common Stock to a Grantee with such restrictions as the Committee deems appropriate ("Restricted Stock").

(b)
General Requirements.  Shares of Common Stock issued or transferred pursuant to Restricted Stock Grants may be awarded pursuant to conditions established by the Committee under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate.  The period of time during which the Restricted Stock will remain subject to restrictions (the "Restriction Period") will be designated in the Grant Agreement.  In no event shall the Restriction Period be less than three years, with Restricted Stock Awards vesting no more rapidly than one-third of the Award each year.  In no event will the Restriction Period be accelerated except as specifically provided for herein.  These provisions also apply to Restricted Stock Units.

(c)
Number of Shares.  The Committee shall determine the number of shares of Common Stock to be awarded pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Section 5.

(d)
Disposition of Restricted Stock on Cessation of Employment.  Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with the Bank or any of its subsidiaries, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded.  The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the Restricted Stock Grant following cessation of employment.

(i)
Except as provided in paragraphs (ii), (iii) and (iv) below, in the event Grantee ceases to be an employee of the Bank during the Restriction Period through involuntary termination without cause by the Bank or any voluntary termination, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant as to which the restrictions have not lapsed.

(ii)
If such termination is due to Retirement, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iii)
If such termination is due to death or Disability, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(iv)
If a Grantee should die while employed by the Bank or any of its subsidiaries of the Bank or after Disability or Retirement, any Restricted Stock Grant made to the Grantee under this Plan may be settled by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Restricted Stock Grant could have been settled by such Grantee immediately prior to the Grantee's death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant.

(v)
In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant immediately upon such involuntary termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

(e)	Disposition of Restricted Stock by Grantee other than on Cessation of Employment.

(i)
In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant immediately upon removal as a Director.

(ii)
In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, the Restricted Stock Grant to such Grantee shall terminate as to all shares covered by such Grant on the date that is determined by the Committee and set forth in the Agreement evidencing such Grant.

(f)
Restrictions on Transfer and Legend on Share Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a permitted Successor.  The Committee may determine that the Bank will issue certificates for shares of Restricted Stock, in which case each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the share certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Bank will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Bank will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(g)
Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, in its discretion, the Grantee shall have the right to vote Restricted Stock.  From the date of the Restricted Stock Grant through the earlier of (i) the date such Restricted Stock is forfeited, and (ii) the date certificates evidencing shares of Common Stock are delivered, the Grantee shall be entitled to receive dividends or other distributions paid on such shares; as deemed appropriate by the Committee; provided, however, that any such dividend equivalents shall not be payable unless and until the date certificates evidencing the shares of Common Stock are delivered to the Grantee as provided above.

(h)
Lapse of Restrictions.  All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.

15.           Restricted Stock Unit Grants.

(a)
Restriction Period.  Subject to the limits under Section 5, the Committee may grant Restricted Stock Units to Grantees representing the right to receive shares of Common Stock, as determined by the Committee. At the end of the Restriction Period, shares shall be delivered to the Grantee (unless previously forfeited).  Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period.  A Grantee of Restricted Stock Units shall have none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units.

(b)
Number of Units.  The Committee shall determine the number of Restricted Stock Units pursuant to a Restricted Stock Unit Grant and the restrictions applicable to such shares, subject to the limitations contained in Section 5.

(c)
Disposition of Restricted Stock Units on Cessation of Employment.  Except as otherwise specifically provided for herein, employment for the purposes of this subsection shall mean continuous full-time salaried employment with the Bank or any of its subsidiaries, except that vacations, sick leaves and other approved absences and severance pay periods shall be disregarded.  The following limitations shall apply to any provisions the Committee shall make in a Grant Agreement as to all shares covered by the grant of Restricted Stock Units following cessation of employment.

(i)
Except as provided in paragraphs (ii), (iii) and (iv) below, in the event Grantee ceases to be an employee of the Bank during the Restriction Period through involuntary termination without cause by the Bank or any voluntary termination, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant as to which the restrictions have not lapsed.

(ii)
If such termination is due to Retirement, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant, but in no event later than one year following Retirement.

(iii)
If such termination is due to death or Disability, the Restricted Stock Units awarded to such Grantee shall terminate as to all shares covered by such Grant on the date determined by the Committee and set forth in the Grant Agreement evidencing such Grant, but in no event later than one year following death or Disability.

(iv)
If a Grantee should die while employed by the Bank or any of its subsidiaries or after Disability or Retirement, any grant of Restricted Stock Units made to the Grantee under this Plan may be settled by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such award of Restricted Stock Units could have been settled by such Grantee immediately prior to the Grantee's death, but not later than such period of time as determined by the Committee and set forth in the Grant Agreement evidencing such Grant and, in any event, no later than one year following death.

(v)
In the event Grantee ceases to be an employee of the Bank through involuntary termination for cause, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant immediately upon such involuntary termination. "For Cause" shall be determined by the Board of Directors or with reference to the employee's employment agreement, if any.

(c)	Disposition of Restricted Stock Units by Non-Employee Director Grantee other than on Cessation of Employment.

(i)
In the event Grantee ceases to be a Non-Employee Director of the Bank through removal for cause by the Bank, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant immediately upon removal as a Director.

(ii)
In the event Grantee ceases to be a Non-Employee Director of the Bank due to Retirement, death or Disability, or any reason other than removal for cause, the award of Restricted Stock Units to such Grantee shall terminate as to all shares covered by such Grant on the date that is determined by the Committee and set forth in the Agreement evidencing such Grant.

16.	Shareholders’ Rights

No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any Shares of Common Stock allocated for the purposes of the Plan or subject to any Option or Grant until such Shares of Common Stock shall have been transferred to the Grantee or such person.  Furthermore, the existence of the Options or Grants shall not affect:  the right or power of the Bank or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Bank’s capital structure; the dissolution or liquidation of the Bank, or sale or transfer of any party of its assets or business; or any other corporate act, whether of a similar character or otherwise.

17.           No Right to Employment

Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Bank nor shall anything in the Plan affect the right of the Bank to terminate the employment of any employee, with or without cause.

18.           No Right to Serve as a Director

Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue to serve as a Non-Employee Director of the Bank nor shall anything in the Plan affect the right of the Board to remove a Non-Employee Director from the Board, with or without cause, in accordance with the Bank’s Certificate of Incorporation and Bylaws.

19.           Effect of Changes in Capitalization

(a)
Changes in Common Stock.  If the outstanding Shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, exercise of warrants issued in the Bank's initial stock offering or other increase or decrease in such shares effected without receipt of consideration by the Bank, occurring after the Effective Date of the Plan, the number and kind of Shares of Common Stock for the purchase of which Options or Grants may be granted under Sections 5, 14 and 15 of the Plan shall be adjusted proportionately and accordingly by the Committee.  In addition, the number and kind of Shares for which Options or Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option or Grant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event.  Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to Shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

(b)
Reorganization in Which the Bank is the Surviving Bank.  Subject to Subsection (c) hereof, if the Bank shall be the surviving bank in any reorganization, merger, or consolidation of the Bank with one or more other banks, any Option or Grant theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares of Common Stock subject to such Option or Grant would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price per Share thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

(c)
Reorganization in Which the Bank is Not the Surviving Bank or Sale of Assets or Stock.  Upon the dissolution or liquidation of the Bank, or upon a merger, consolidation or reorganization of the Bank with one or more other banks in which the Bank is not the surviving bank, or upon a sale of all or substantially all of the assets of the Bank to another bank, or upon any transaction approved by the Board which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Bank, the Plan and all Options or Grants outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options or Grants theretofore granted, or for the substitution for such Options or Grants of new options or grants covering the stock of a successor bank, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options or Grants theretofore granted shall continue in the manner and under the terms so provided.  In the event of any such termination of the Plan, each individual holding an Option or Grant shall have the right (subject to the general limitations on exercise set forth in Section 12 above and except as otherwise specifically provided in the Grant Agreement relating to such Option or Grant), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall determine and designate, to exercise such Option or Grant in whole or in part, whether or not such Option or Grant was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 11 above.  The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options or Grants not later than the time at which the Bank gives notice thereof to its shareholders.

(d)
Adjustments.  Adjustments under this Section 19 related to stock or securities of the Bank shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive.  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(e)
No Limitations on Bank.  The grant of an Option or Grant pursuant to the Plan shall not affect or limit in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(f)
Except as provided, however, in this Section 19, the issuance by the Bank of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the outstanding Options or Grants.

20.           Change in Control

(a)	Upon the occurrence of a Change in Control (as hereinafter defined):

(1)	All Options or Grants shall become immediately exercisable in full for the remainder of their terms.

(b)	A "Change in Control" is the occurrence of any one of the following events:

(i)
any Person (other than a Grantee, the Bank or any trustee or other fiduciary holding securities under an employee benefit plan of the Bank (or of any subsidiary of the Bank)) is or becomes an "Acquiring Person;"

(ii)	less than sixty percent (60%) of the total membership of the Board shall be "Continuing Directors;" or

(iii)
the shareholders of the Bank shall approve a merger or consolidation of the Bank or a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank's assets to another Person, except in any such case in a transaction in which immediately after such merger, consolidation or sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Bank or of any surviving Person pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation, or of the other Person to which such sale, exchange or transfer of assets is made.

(c)
A "Change in Control" shall be deemed not to have occurred if (A) such event is mandated or directed by a regulatory body having jurisdiction over the Bank's operations; or (B) it occurs pursuant to the terms of a plan for the acquisition of the capital stock of the Bank by a newly formed bank holding company if, in the consummation of such plan, the shareholders of the Bank will receive, pro rata, all of the Common Stock of such bank holding company; unless, in such transaction, a Person satisfies subsection (c)(i), (ii) or (iii) above.

(d)           For purposes of this Section 20:

(1)
"Acquiring Person" shall mean any Person who becomes after the Effective Date a "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding voting securities, unless such Person has filed Form 13G or supplied the Bank with such Form 13G if not required to file such Form at the time, and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Form 13G for reporting of ownership.

(2)	"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

(3)
"Continuing Directors" shall mean any member of the Board who was a member of the Board prior to the date hereof, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(4)	"Person" shall mean any individual, corporation, partnership, group, association or other "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act.

21.           Termination, Suspension or Modification of Plan

The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the authorization of the holders of a majority of the outstanding Shares entitled to vote, effect any change (other than through adjustment for changes in capitalization as hereinabove provided, however) which (a) increases the aggregate number of Shares of Common Stock for which Options or Grants may be granted; (b) lowers the minimum Option Price or otherwise materially increases the benefits accruing to Grantees through awards under the Plan; (c) extends the effective period of the Plan; or (d) removes the restrictions set forth in Section 4(c).  No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under the terms of an Option or Grant granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided, however, in Section 19 does not adversely affect any such right.

Upon the dissolution or liquidation of the Bank, the Plan shall terminate, and all Options or Grants previously granted shall lapse on the date of such dissolution or liquidation.

22.           Application of Proceeds

The proceeds received by the Bank from the sale of its Shares under the Plan will be used for general corporate purposes.

23.           Legal Restrictions

The Bank will not be obligated to issue Shares of Common Stock or make any payment if counsel to the Bank determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Bank and any national securities exchange or quotations system upon which the Common Stock is listed.  In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Bank, give assurances satisfactory to counsel to the Bank regarding such matters as the Bank may deem desirable to assure compliance with all legal requirements.  The Bank shall in no event be obliged to take any action in order to cause the exercise of any Option or Grant.

The Options or Grants will be forfeitable in the event the Bank needs to raise capital in order to be adequately capitalized under applicable bank regulatory requirements.  In such a case, Grantee will be notified in writing not less than 30 days prior to the date they are to be forfeited.  Once forfeited, the Options or Grants will no longer be outstanding and the holder thereof will have no rights with respect thereto.

24.           Withholding Taxes

Each Grantee exercising an Option or Grant as a condition to such exercise shall pay to the Bank the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws and any portion of FICA, FUTA or other governmental deductions that is due from Grantee (“Withholding Taxes”).  Such Withholding Taxes shall be payable as of the date the payment is required from the Bank to the taxing authority.  The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3, as applicable.

25.           Governing Laws

This Plan and all rights thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut.  Although the Bank is not currently subject to the provisions of Section 16 of the Exchange Act, the intent of this Plan is to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act should the Bank ever become subject to those provisions.  To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee and shall not affect the validity of the Plan.  In the event Rule 16b-3 is revised or replaced, the Committee may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

26.           Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Bank for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

27.           Deferred Compensation.

Any deferrals made under the Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participants.  These requirements include limitations on election timing, acceleration of payments, and distributions.  The Bank intends to structure any deferrals and awards under the Plan to meet the applicable tax law requirements.

This Plan was duly adopted and approved by the Board of Directors of the Bank by resolution as of the 7th day of May, 2010.

_______________________________
Corporate Secretary of the Bank

This Plan was duly approved by the shareholders of the Bank at a meeting of the shareholders on the ____ day of ___________, 2010.

_______________________________
Corporate Secretary of the Bank